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SECURITIES AND EXCHANGE
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2003

Tom Brown, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	001-31308 (Commission File Number)	95-1949781 (I.R.S. Employer Identification No.)
555 SEVENTEENTH STREET, SUITE 1850, DENVER, COLORADO 80202 (Address of Principal Executive Offices) (Zip Code)
(303) 260-5000 (Registrant's Telephone Number, Including Area Code)
NOT APPLICABLE (Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

        The Company issued the following press release:

TOM BROWN, INC. ANNOUNCES YEAR-END RESERVES

        DENVER, February 20, 2003—Tom Brown, Inc. (NYSE: TBI) reported year-end proved reserves of 750.1 billion cubic feet equivalent (Bcfe) comprised of 674.0 billion cubic feet (Bcf) of gas and 12.7 million barrels (Mmbls) of crude oil and natural gas liquids as of December 31, 2002. In 2002, Tom Brown added 101.4 Bcfe of reserves from extensions, discoveries and revisions and 15.9 Bcfe from acquisitions. The increases were offset by 85.5 Bcfe of production and 13.3 Bcfe in property sales.

        Reserve replacement for 2002 was 137% from all sources (drilling, revisions and acquisitions) and 119% from drilling and revisions only. In 2002, Tom Brown's finding and development cost was $1.32 per Mcfe (capital cost incurred of $155 million divided by all-sources reserve additions of 117.3 Bcfe) from all sources. In addition, 76% of the 2002 reserves were classified as proved developed as compared to 75% at year-end 2001.

        The following table summarizes proved reserves, the present value of estimated future net revenues (before future income taxes, discounted by 10 percent, "PV 10") at December 31, 2002 and 2001 and the year-end wellhead gas and oil prices used in determining the present value of the reserves.

Prices	12/31/02	12/31/01	Change
Natural gas ($/Mcf)	$3.33	$2.20	51%
NGLs ($/Bbl)	15.09	11.58	30%
Oil ($/Bbl)	29.00	18.25	59%
Reserves
Natural gas (Bcf)	674.0	641.6	5%
NGLs (Mmbls)	6.7	8.4	-20%
Oil (Mmbls)	6.0	6.6	-9%
Total equivalent (Bcfe)	750.1	731.6	3%
PV 10 ($'s in millions)	$883.4	$501.3	76%

        The wellhead gas and oil prices shown above are based upon a yearend benchmark Henry Hub natural gas price of $4.74 per MMBtu and a WTI oil price of $31.20 per barrel adjusted for location differentials.

        Capital costs incurred for oil and gas activities in 2002 totaled $155 million comprised of $95 million for development and facilities, $33 million for exploration (seismic and drilling), $11 million for land and $16 million for acquisitions.

        Tom Brown, Inc. is a Denver, Colorado based independent energy company engaged in the exploration for, and the acquisition, development, production and marketing of, natural gas, natural gas liquids and crude oil in North America. The Company's common stock is traded on the New York Stock Exchange under the symbol TBI.

Contact:	Tom Brown, Inc. Mark Burford Director of Investor Relations (303) 260-5146

        This news release includes forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on certain assumptions and analyses made by the Company in light of its experience, on general economic and business conditions and expected future developments, many of which are beyond the control of the Company. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in commodity prices for oil and gas, environmental risks, operating risks, risks related to exploration and development, the ability of the Company to meet its stated business goals and other risk factors as described in the Company's 2001 Annual Report and Form 10-K as filed with the Securities and Exchange Commission. As a result of those factors, the Company's actual results may differ materially from those indicated in or implied by such forward-looking statements.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2003	TOM BROWN, INC.
By: /s/ DANIEL G. BLANCHARD Daniel G. Blanchard Executive Vice President and Chief Financial Officer (Principal Financial Officer)
By: /s/ RICHARD L. SATRE Richard L. Satre Controller (Principal Accounting Officer)

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  ITEM 5. OTHER EVENTS
SIGNATURE